EXHIBIT 16

March 28, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by InVision Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 9 of Form 10-K, as part of InVision Technologies, Inc.'s Form 10-K report dated March 28, 2001. We agree with the statements concerning our Firm in Item 9 of such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP